UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019 (May 7, 2019)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1915 Snapps Ferry Road, Building N Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FWRD	The Nasdaq Stock Market LLC

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2019, Forward Air Corporation (the “Company”) appointed Matthew J. Jewell, President - Intermodal Services as Chief Commercial Officer. Information on Mr. Jewell can be found in the Company’s Form 10-K, filed with the Securities and Exchange Commission on February 2, 2019.
On May 7, 2019, the Company also appointed Christina A. Bottomley, Vice President and Controller as Chief Accounting Officer, Vice President and Controller. Ms. Bottomley has served as Vice President and Controller of the Company since August 2018. Prior to her role at the Company, Ms. Bottomley served as an Accounting Director at CSX Corporation, a publicly-traded Class I Railroad, where she worked in various accounting and internal audit roles since December 2014. From December 2011 to November 2014, Ms. Bottomley held various accounting roles at Regency Centers, a publicly-traded real estate investment trust. From October 2007 to November 2011, Ms. Bottomley was an Assurance Manager at KPMG. Ms. Bottomley is a Certified Public Accountant.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished as part of this Report.

No.	Exhibit
99.1	Press Release dated May 13, 2019.

  SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: May 13, 2019	By:	/s/ Michael J. Morris
Michael J. Morris Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release dated May13, 2019.